Exhibit 3.7

State of Delaware Secretary of State Division of Corporations Delivered 12:31 PM 03/15/2006 FILED 12:12 PM 03/15/2006 SRV 060249906 - 0680305 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PVC CONTAINER CORPORATION

PVC Container Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: That the directors of the Corporation, by written consent, duly adopted a resolution approving and adopting an amendment to the Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that, subject to the approval of the Corporation’s stockholders, Article Fourth of the Corporation’s Certificate of Incorporation is hereby amended and restated in its entirety as follows (the “Charter Amendment”):

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is ten thousand (10,000) shares and the par value of each such share is one cent ($.01).

Upon this Certificate of Amendment of Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each two thousand (2,000) shares of the Corporation’s common stock, par value $.01 per share, either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time will be and is automatically reclassified as and converted (without any further act) into one (1) fully-paid and nonassessable share of common stock, par value $.01 per share, of the Corporation; provided, however, that no fractional shares of common stock of the Corporation shall be issued and in lieu of any fractional shares of common stock of the Corporation which any stockholder would otherwise be entitled to receive pursuant hereto, such stockholder shall be entitled to receive from the Corporation an amount in cash equal to $2.39 per share of common stock of the Corporation held by such stockholder immediately prior to the Effective Time that is not converted into a whole share of common stock”; and

SECOND: That the proposed amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature on Following Page.]

IN WITNESS WHEREOF, the undersigned officer of the Corporation does hereby execute this Certificate of Amendment this 15, day of March 2005.

Jeffrey Shapiro
Chief Financial Officer

State of Delaware Secretary of State Division of Corporations Delivered 05:27 PM 02/16/2010 FILED 05:27 PM 02/16/2010 SRV 100151249 - 0680305 FILE

CERTIFICATE OF MERGER

OF

NOVAPAK ACQUISITION CORP.

WITH AND INTO

PVC CONTAINER CORPORATION

PVC Container Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), desiring to merge Novapak Acquisition Corp., a Delaware corporation (“Merger Sub”), with and into the Corporation (the “Merger”), pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The name and state of incorporation of each of the constituent corporations to the merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation

Novapak Acquisition Corp,	Delaware

PVC Container Corporation	Delaware

SECOND: An Agreement and Plan of Merger, dated as of January 15, 2010, by and among each of the Constituent Corporations and Pretium Packaging, L.L.C., a Delaware limited liability corporation, (the “Merger Agreement”), was approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the applicable provisions of Section 251 of the DGCL (and by the written consent of their respective stockholders in accordance with Section 228 of the DGCL).

THIRD: The Corporation will continue as the corporation surviving the Merger (the “Surviving Corporation”) and the name of the Surviving Corporation shall be PVC Container Corporation upon the effectiveness of the Merger pursuant to the DGCL (the “Effective Time of the Merger”).

FOURTH: At the Effective Time of the Merger, the certificate of incorporation of the Corporation, as in effect immediately prior to the Effective Time of the Merger, shall be further amended and restated in its entirety to read as set forth in Annex A attached hereto and, as so amended and restated, shall be the Amended and Restated Certificate of Incorporation of the Surviving Corporation until further amended pursuant to the DGCL.

FIFTH: An executed copy of the Merger Agreement is on file at the offices of the Surviving Corporation at 2 Industrial Way West, Eatontown, New Jersey 07724, and a copy thereof will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

SIXTH: This Certificate of Merger, and the Merger, shall become effective at the time this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

* * *

1

IN WITNESS WHEREOF, PVC Container Corporation has caused this Certificate to be executed on the first date written above.

PVC CONTAINER CORPORATION

By:
	Name:	William J. Bergen
	Title:	President and Chief Executive Officer

Annex A

Amended and Restated Certificate of Incorporation of PVC Container Corporation

3

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PVC CONTAINER CORPORATION

(Pursuant to Sections 242 and 245

of the General Corporation Law of the State of Delaware)

The undersigned, for the purpose of amending and restating the Certificate of Incorporation of PVC Container Corporation (the “Corporation”), a Corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”). hereby certifies as follows:

FIRST: That the Corporation was originally incorporated in Delaware and the date of its filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 14, 1968.

SECOND: This Amended and Restated Certificate of Incorporation of the Corporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

THIRD: The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

ARTICLE 1

The name of the corporation is PVC Container Corporation (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 615 South Dupont Highway, City of Dover, County of Kent, State of Delaware 19901. The name of the registered agent of the Corporation at such address is National Corporate Research, Ltd.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The Corporation shall have authority to issue 10,000 shares of common stock, par value $0.01 per share (the “Common Stock”). Each bolder of Common Stock shall be entitled to vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

ARTICLE V

The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation, subject to the right of the stockholders of the Corporation to adopt, amend or repeal any bylaw.

ARTICLE VI

The election of directors need not be by written ballot, unless the bylaws of the Corporation otherwise provide.

ARTICLE VII

The Corporation shall, to the full extent permitted by the DGCL (including, without limitation, Section 145 thereof), as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any Bylaw, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise.

ARTICLE VIII

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the DGCL (including, without limitation. Section 102(b)(7) thereof), as the same may be amended and supplemented from time to time.

[Signature page follows.]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the DGCL and has been executed by its duly authorized officer this 16th day of February, 2010.

PVC CONTAINER CORPORATION

By:
	Name:	William J. Bergen
	Title:	President and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 05:27 PM 02/16/2010 FILED 05:27 PM 02/16/2010 SRV 100151302 - 0680305 FILE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PVC CONTAINER CORPORATION

(Pursuant to Sections 242 and 245

of the General Corporation Law of the State of Delaware)

The undersigned, for the purpose of amending and restating the Certificate of Incorporation of PVC Container Corporation (the “Corporation” a Corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: That the Corporation was originally incorporated in Delaware and the date of its filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 14,1968.

SECOND: This Amended and Restated Certificate of Incorporation of the Corporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

THIRD: The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

ARTICLE I

The name of the corporation is PVC Container Corporation (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 615 South Dupont Highway, City of Dover, County of Kent, State of Delaware 19901. The name of the registered agent of the Corporation at such address is National Corporate Research, Ltd.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE, IV

The Corporation shall have authority to issue 10,000 shares of common stock, par value $0.01 per share (the “Common Stock”). Each holder of Common Stock shall be entitled to vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

ARTICLE V

The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation, subject to the right of the stockholders of the Corporation to adopt, amend or repeal any bylaw.

ARTICLE VI

The election of directors need not be by written ballot, unless the bylaws of the Corporation otherwise provide.

ARTICLE VII

The Corporation shall, to the full extent permitted by the DGCL (including, without limitation. Section 145 thereof), as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any Bylaw, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise.

ARTICLE VII

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the DGCL (including, without limitation, Section 102(bX7) thereof), as the same may be amended and supplemented from time to time.

[Signature page follows.]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the DGCL and has been executed by its duly authorized officer this 16th day of February, 2010.

PVC CONTAINER CORPORATION

By:
	Name:	William J. Bergen
	Title:	President and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 10:28 AM 03/15/2011 FILED 10:06 AM 03/15/2011 SBV 110298076 - 0680305 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of PVC Container Corporation, a Delaware Corporation, on this 14th day of March, A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 2711 Centerville Road, Suite 400 Street, in the City of Wilmington, County of New Castle Zip Code 19808.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Corporation Service Company.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to he signed by an authorized officer, the 14TH day of March A.D., 2011.

By:
Authorized Officer

Name:
Print or Type

Title:	Treasurer